SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                         POST EFFECTIVE AMENDMENT NO. 11
                     TO REGISTRATION STATEMENT NO. 33-48701

                      ON FORM S-2 TO FORM S-1 ON FORM S-2

                                      Under

                           The Securities Act of 1933

                           IDS Life Insurance Company
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

                                    Minnesota
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)


                                   41-0823832
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

                70100 AXP Financial Center, Minneapolis, MN 55474
                                 (800) 862-7919
--------------------------------------------------------------------------------
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                               Mary Ellyn Minenko
                           IDS Life Insurance Company
             50607 AXP Financial Center, Minneapolis, Minnesota 55474
                                 (612) 671-3678
--------------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

It is proposed that this filing become effective on May 1, 2002.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                                                 Calculation of Registration Fee

------------------------------------- ----------------- ------------------------ ----------------------- -------------------
                                                                                 Proposed maximum
Title of each class of securities     Amount to be      Proposed maximum         aggregate offering      Amount of
to be registered                      registered        offering price per unit  price                   registration fee
------------------------------------- ----------------- ------------------------ ----------------------- -------------------
Interests in the Fixed Account of           N/A
the Group, Unallocated Deferred
Combination Fixed/Variable Annuity
Contracts for Qualified Retirement
Plans

                                     PART I.

                       INFORMATION REQUIRED IN PROSPECTUS

The prospectus for IDS Life Group Variable Annuity Contract is incorporated by reference from Part A of Post-Effective Amendment No. 12 to Registration Statement No. 33-47302, filed on or about April 25, 2002.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The expenses of the issuance and distribution of the interests in the Fixed Account of the Contract to be registered, other than commissions on sales of the Contracts, are to be borne by the registrant.

Item 15. Indemnification of Directors and Officers

         Section 300.083 of Minnesota Law provides in part that a corporation organized under such law shall have power to indemnify anyone made, or threatened to be made, a party to a threatened, pending or completed proceeding, whether civil or criminal, administrative or investigative, because he is or was a director or officer of the corporation, or served as a director or officer of another corporation at the request of the corporation. Indemnification in such a proceeding may extend to judgments, penalties, fines and amounts paid in, as well as to reasonable expenses, including attorneys' fees and disbursements. In a civil proceeding, there can be no indemnification under the statute, unless it appears that the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and its shareholders and unless such person has received no improper personal benefit; in a criminal proceeding, the person seeking indemnification must also have no reasonable cause to believe his conduct was unlawful.

         Article IX of the By-laws of the IDS Life Insurance Company requires the IDS Life Insurance Company to indemnify directors and officers to the extent indemnification is permitted as stated by the preceding paragraph, and contains substantially the same language as the above-mentioned Section 300.083.

         Article IX, paragraph (2), of the By-laws of the IDS Life Insurance Company provides as follows:

         "Section 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he is or was a director, officer, employee or agent of this Corporation, or is or was serving at the direction of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the State of Minnesota, as now existing or hereafter amended, provided that this Article shall not indemnify or protect any such director, officer, employee or agent against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of his duties or by reason of his reckless disregard of his obligations and duties."

         The parent company of IDS Life Insurance Company maintains an insurance policy which affords liability coverage to directors and officers of the IDS Life Insurance Company while acting in that capacity. IDS Life Insurance Company pays its proportionate share of the premiums for the policy.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits

1.-2.    Not applicable.

3.1      Copy of Certificate  of  Incorporation  of IDS Life Insurance  Company
         dated July 23, 1957, filed electronically as Exhibit 3.1 to Post-Effective Amendment No. 2 to Registration Statement No. 33-48701 is incorporated by reference.

3.2      Copy of By-laws of IDS Life Insurance Company, filed electronically as
         Exhibit  3.2  to  Post-Effective   Amendment  No.  2  to  Registration
         Statement No. 33-48701 is incorporated by reference.

4.1 Form of Group Deferred Variable Annuity Contract, Form 34660, filed electronically as Exhibit 4.1 to Post-Effective Amendment No. 2 to Registration Statement No. 33-48701 is incorporated by reference.

5. Opinion of Counsel regarding legality of Contracts is filed electronically herewith.

6.-20.   Not applicable.

21.      List  of  Subsidiaries,   filed   electronically   as  Exhibit  22  to
         Post-Effective Amendment No. 5 to Registration Statement No. 33-48701 is incorporated by reference.

22.      Not applicable.

23.      Consent of Independent Auditors is filed electronically herewith.

24. Power of Attorney, dated April 9, 2002, is filed electronically herewith.

25.-27.  Not applicable.

Item 17. Undertakings

Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933,

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement,

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement,

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof,

         (3) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and

         (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, IDS Life Insurance Company, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, and State of Minnesota on the 25th day of April, 2002.

                                                IDS Life Insurance Company
                                                --------------------------
                                                (Registrant)

                                                By IDS Life Insurance Company

                                                By /s/ Timothy V. Bechtold*
                                                  -------------------------
                                                       Timothy V. Bechtold
                                                       President


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 25th day of April, 2002.

Signature                                     Title

/s/      Gumer C. Alvero*
----------------------------------                   Director and Executive
         Gumer C. Alvero                             Vice President - Annuities

/s/      Timothy V. Bechtold*
---------------------------------                    Director and President
         Timothy V. Bechtold

/s/      Timothy S. Meehan*                          Secretary
------------------------------------
         Timothy S. Meehan

/s/      Barry J. Murphy*                            Director
------------------------------------
         Barry J. Murphy

/s/      Theresa J. Rasmussen*                       Vice President and
------------------------------------                 General Counsel
         Theresa J. Rasmussen

/s/      Stephen W. Roszell*
-----------------------------------                  Director
         Stephen W. Roszell

/s/      John T. Sweeney*
----------------------------------                   Director and Executive
         John T. Sweeney                             Vice President - Finance

/s/      Philip C. Wentzel*                          Vice President and
------------------------------------                 Controller
         Philip C. Wentzel

/s/      David L. Yowan*
-----------------------------------                  Vice President, Treasurer
         David L. Yowan                              and Assistant Secretary



*Signed pursuant to Power of Attorney dated April 9, 2002, filed electronically herewith.


/s/ Mary Ellyn Minenko
-----------------------------
    Mary Ellyn Minenko